Exhibit 99.1

Allied Motion Technologies Inc. 495 Commerce Dr., Suite 3 Amherst, NY 14228 Phone: 716-242-8634 Fax: 716-242-8638

NEWS RELEASE

FOR IMMEDIATE RELEASE

ALLIED MOTION TECHNOLOGIES SIGNS PURCHASE AGREEMENT TO ACQUIRE

GERMAN DRIVE TECHNOLOGY COMPANY

Heidrive GmbH specializes in custom drive technology and systems engineering

AMHERST, NEW YORK, December 23, 2015 — Allied Motion Technologies Inc. (NASDAQ: AMOT), a global designer and manufacturer of motion control products, announced today that it has signed an agreement to acquire 100% of the stock of Heidrive GmbH (http://www.heidrive-motion.net/en/startpage.html) for €20 million (approximately US$22 million).  The transaction is expected to close early in the first quarter of 2016.  The purchase price will be partially funded with existing cash plus borrowings under the Company’s revolving credit facility, which Allied and its banks have agreed to amend to increase borrowing capacity to US$30 million from US$15 million.

Founded in 1938 and headquartered in Kelheim, Germany, Heidrive has extensive expertise in designing and manufacturing customized innovative synchronous motion systems for highly demanding applications.  Products include a variety of motors, gears and electronic controls.  Motors range from servo and brushless DC motors, to AC induction and shaded pole motors.  Heidrive’s gears are designed for heavy duty use and include planetary, flat, helical and worm gears, and its electronic controls are suitable for various types of engines, facilitating dynamic movement and rapid positioning.  Given their customized nature, these products are used in a broad range of applications from medical technology and robotics to cargo aviation and building technologies, as well as a variety of commercial applications.  Its products are manufactured at Heidrive’s facilities in Kelheim, Germany and Mrakov, Czech Republic and supported by its approximately 220 employees.

Heidrive expects 2015 revenue of approximately €29 million (US$32 million), up about 8% from the prior year, and total assets at December 31, 2015 are anticipated to be approximately €10 million (US$11 million).

“The addition of Heidrive furthers our growth strategy, enabling us to expand our geographic reach and broaden our product and technical capabilities,” commented Richard S. Warzala, Allied Motion’s Chairman and Chief Executive Officer.  “We believe that these enhanced technical competencies will allow us to compete more effectively in our existing markets as well as new markets brought to us by Heidrive.  We are enthusiastic about our prospects and that the utilization of Allied Systematic Tools will lead us to continuous improvements in quality, delivery, cost and innovation as well as create significant value for our stakeholders.”

About Allied Motion Technologies Inc.

Headquartered in Amherst, NY, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors.  Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

The Company routinely posts news and other important information on its website at http://alliedmotion.com.

Safe Harbor Statement

Allied Motion makes forward-looking statements in this press release that represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, prospects, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements made in this press release, include, but are not limited to, statements concerning: the expected timetable for consummation of the transaction; Heidrive’s business complementing and expanding Allied Motion’s existing operations; growth prospects; other potential benefits and synergies of the transaction; and the availability of financing.

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Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction; general economic conditions and conditions affecting the industries in which Allied Motion and Heidrive operate; Allied Motion’s ability to successfully integrate Heidrive’s operations and employees with Allied Motion’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Heidrive’s performance and maintenance of important business relationships.

Allied Motion makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Company Contact:	Investor Contact:

Sue Chiarmonte Allied Motion Technologies Inc. Phone: 716-242-8634 x602 Email: sue.chiarmonte@alliedmotion.com	Deborah K. Pawlowski Kei Advisors LLC Phone: 716-843-3908 Email: dpawlowski@keiadvisors.com

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